                                                                      EXHIBIT 21


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT

                           Discover Card Trust 1991 D

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                                  CREDIT CARD

                           PASS-THROUGH CERTIFICATES

                    ----------------------------------------


        Under the  Pooling  and  Servicing  Agreement  dated  as of
  Oct.  1, 1991   (the "Agreement") by and among Greenwood Trust
  Company   (the  "Servicer") ,  Discover   Receivables   Financing
  Group Inc and Wilmington Trust Company, as Trustee ,the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the
  performance  of  the  Trust  during  the   previous  month.   The
  information which is required to be prepared with respect to the distribution of August 15, 1996, and with respect to the
  performance  of  the  Trust  during  the  Due  Period  ended   in
  July 31, 1996 ,is set forth below. Certain of the infor-mation is presented on the basis of an original principal amount of $1,000 per Class A Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

       Information   Regarding  the  Current  Monthly  Distribution
  (stated on the basis of $1,000 original principal amount).

  -------------------------------------




  1. The total  amount of the  distribution  to Class A Certificate-
     holders   on   August 15, 1996 , per  $1,000  interest .....
     ........................................... $     0.000000000

  2. The total  amount of the  distribution  to Class B Certificate-
     holders  on  August 15, 1996, per  $1,000  interest .....
     ........................................... $     0.000000000

  3. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates , per
     $1,000 interest ........................... $     0.000000000

  4. The amount of the distribution set forth in paragraph 2 above in respect of interest on the Class B Certificates , per
     $1,000 interest ........................... $     0.000000000

  5. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates , per
     $1,000 interest ........................... $     0.000000000

  6. The amount of the distribution set forth in paragraph 2 above in respect of principal on the Class B Certificates , per
     $1,000 interest ........................... $     0.000000000




  Information Regarding the Performance of the Trust.

  -----------------------------------------------------



  1. Collections of Receivables.

  ---------------------------------


    (a) The aggregate amount of Finance Charge Collections processed
        during the related Due Period .......... $     6,830,738.83

    (b) The  aggregate  amount  of  Principal Collections  processed
        during the related Due Period .......... $    85,887,506.09

    (c) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
        respect of the Investor Certificates ... $     5,581,396.70


    (d) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
        respect of the Investor Certificates ... $    70,178,681.22

    (e) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
        respect of the Class A Certificates .... $     5,073,872.80

    (f) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
        respect of the Class A Certificates .... $    63,797,239.52

    (g) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
        respect of the Class B Certificates .... $       507,523.90

    (h) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
        respect of the Class B Certificates .... $     6,381,441.70

    (i) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
        respect of the Seller Certificate ...... $     1,249,342.13

    (j) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
        respect of the Seller Certificate ...... $    15,708,824.87


  2. Principal Receivables in the Trust;  Principal Funding Account.

  --------------------------------------------------------------------

    (a) The aggregate amount of Principal Receivables in the Trust as of the end of the Due Period ended in July 31, 1996 (which reflects the Principal Receivables represented by the
        Seller Certificate  and the Investor Certificates) .........
        ........................................ $   470,064,076.80

    (b) The amount of Principal Receivables in the Trust rep-resented by the Class A Certificates (the "Class A Interest") as of the Due Period Ended in July 31, 1996
        ........................................ $   350,000,000.00

    (c) The amount of Principal Receivables in the Trust rep-resented by the Class B Certificates (the "Class B Interest") as of the Due Period Ended in July 31, 1996
        ........................................ $    35,000,000.00

    (d) The Class A Interest and the Class B Interest set forth in paragraph 2 (b) and 2 (c) above as a percentage of the aggregate amount of Principal Receivables set forth in
        paragraph 2 (a) above ..................             81.91%

    (e) The Class A Interest set forth in paragraph 2 (b) above as a percentage of the aggregate amount of Principal Receivables
        set forth in paragraph 2 (a) above .....             74.46%

    (f) The Class B Interest set forth in paragraph 2 (c) above as a percentage of the aggregate amount of Principal Receivables
        set forth in paragraph 2 (a) above .....              7.45%

    (g) The Aggregate Invested Amount as of the end of the current
        Distribution Date ...................... $   385,000,000.00

    (h) The Invested Amount as of the end of the current
        Distribution Date with respect to the Class A
        Certificates ........................... $   350,000,000.00

    (i) The Invested Amount as of the end of the current
        Distribution Date with respect to the Class B
        Certificates ........................... $    35,000,000.00

    (j) The total amount to be deposited into the Principal
        Funding Account in respect of Principal Collections
        on such Distribution Date .............. $             0.00

    (k) The amount of the deposit referred to in paragraph 2(j)
        which was allocated in respect of the Class A
        Certificates ........................... $             0.00

    (l) The amount of the deposit referred to in paragraph 2(j)
        into the Principal Funding Account on such Distribtion
        Date which was allocated in respect of the Class B
        Certificates ........................... $             0.00

    (m) The total amount on deposit in the Principal Funding
        Account on such Distribution Date
        (after giving effect to the deposit referred to in
        paragraph 2(j) ......................... $             0.00

    (n) The total amount on deposit in the Principal Funding
        Account on such Distribution Date for the benefit
        of the Class A Certificates
        (after giving effect to the deposit referred to in
        paragraph 2(k) ......................... $             0.00

    (o) The total amount on deposit in the Principal Funding
        Account on such Distribution Date for the benefit
        of the Class B Certificates
        (after giving effect to the deposit referred to in
        paragraph 2(l) ......................... $             0.00

    (p) The total amount of Investment Income since the last
        Distribution Date ...................... $             0.00

    (q) The total amount of Investment Income since the last
        Distribution Date in respect of the Class A
        Certificates ........................... $             0.00

    (r) The total amount of Investment Income since the last
        Distribution Date in respect of the Class B
        Certificates ........................... $             0.00

    (s) The Deficit Accumulation Amount (after giving effect to
        the deposit referred in paragraph 2(j)...$             0.00




  3. Interest Funding Account.

  -------------------


    (a) The total amount to be deposited into the Interest
        Funding Account in respect of Certificate Interest on
        such Distribution Date ................. $     2,577,604.16

    (b) The   amount of Certificate Interest to be deposited
        into the Interest Funding Account on such Distribtion Date
        in respect of the Class A Certificates ..$     2,333,333.33

    (c) The   amount of Certificate Interest to be deposited
        into the Interest Funding Account on such Distribtion Date
        in respect of the Class B Certificates ..$       244,270.83

    (d) The total amount on deposit in the Interest Funding
        Account in respect of Certificate Interest on such
        Distribution Date  (after giving effect to the deposit
        referred to in paragraph 3(a) .......... $    10,310,416.64

    (e) The total amount of Certificate Interest on deposit
        in the Interest Funding Account on such Distribution
        Date in respect of the Class A Certificates
        (after giving effect to the deposit referred to in
        paragraph 3(b) ......................... $     9,333,333.32

    (f) The total amount of Certificate Interest on deposit
        in the Interest Funding Account on such Distribution
        Date in respect of the Class B Certificates
        (after giving effect to the deposit referred to in
        paragraph 3(c) ......................... $       977,083.32

  4. Investor Charged-Off Amount.

  ----------------------------------

    (a) The aggregate amount of Receivables charged-off as uncolle-ctible during the Due Period ended in July 31, 1996 allocable to the Investor Certificates (the "Investor
        Charged-Off Amount") .................. $      1,442,747.02

    (b) The aggregate amount of Receivables charged-off as Uncolle-ctible during the Due Period ended in July 31, 1996 allocable to the Class A Certificates (the "Class A
        Charged-Off Amount") .................. $      1,311,556.10

    (c) The sum of (i) the aggregate amount of Receivables  charged-
        off   as   uncollectible     during    the   Due     Period
        ended   in   July 31, 1996   allocable to the Class B Cert-
        ficates and (ii) the sum of (a) the positive difference, if any, between the Class B Subordinated Payment and Class B Finance Charge Collections (less Class B Excess Servicing) and (b) the amount by which the Investor Interest for the Class B Certificates is reduced pursuant to subsection 4.03(c)
        (i)(C)(the "Class B Charged-Off Amount") $     1,140,130.96

    (d) The  Cumulative  Class  A  Charged-Off  Amount on ..........
        ............ August 15, 1996    ........ $             0.00

    (e) The  Cumulative  Class  B  Charged-Off  Amount on ..........
        ............ August 15, 1996    ........ $             0.00

  5. Investor losses; Reimbursement of Charge-Offs.

  ----------------------------------------------------


    (a) The   amount  of  Class  A  Investor  Loss , as  defined  in
        Section  4.06 (b) of the  Agreement , during the Due  Period
        ended   in July 31, 1996        ......... $            0.00

    (b) The  amount   of  Class  B  Investor  Loss , as  defined  in
        Section  4.06 (b) of the  Agreement , during the Due  Period
        ended   in July 31, 1996        ......... $            0.00

    (c) The amount of Class A Investor Loss set forth in Paragraph 5
        (a) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class A Certficate-
        holder's investment) ................... $      0.000000000


    (d) The amount of Class B Investor Loss set forth in Paragraph 5
        (b) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class B Certficate-
        holder's investment) ................... $      0.000000000

    (e) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement, if any, in respect of Class A Investor Losses in prior months
        ........................................ $             0.00

    (f) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement, if any, in respect of Class B Investor Losses in prior months
        ........................................ $             0.00

    (g) The amount set forth in paragraph 5 (e) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class A Certificateholder's investment)
        ........................................ $      0.000000000

    (h) The amount set forth in paragraph 5 (f) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class B Certificateholder's investment)
        ........................................ $      0.000000000

    (i) The  aggregate   amount  of   Class  A  Investor  Losses   in
        the Trust as of  the  end  of the day on August 15, 1996
        ........................................ $             0.00

    (j) The  aggregate   amount  of   Class  B  Investor  Losses   in
        the Trust as of  the  end  of the day on August 15, 1996
        ........................................ $             0.00

    (k) The amount set forth in paragraph 5 (i) above , per $1,000 interest (which will have had the effect of reducing , pro
        rata , the  amount   of   Class    A    Certificateholder's
        investment ) ........................... $      0.000000000

    (l) The amount set forth in paragraph 5 (j) above , per $1,000 interest (which will have had the effect of reducing , pro rata , the amount of Class B Certificateholder's
        investment ) ........................... $      0.000000000

  6. Investor Servicing Fee.

  ----------------------------


    (a) The amount of the Class A Monthly Servicing Fee payable by the Trust to the Servicer for the month of July 31, 1996
        ..................................... $          583,295.29

    (b) The amount of the Class B Monthly Servicing Fee payable by the Trust to the Servicer for the month of July 31, 1996
        ..................................... $           58,345.23

  7. Available Subordinated Amount.

  -------------------------------------


    (a) The  amount  available  to  be  applied   pursuant  to  Sections
        4.03 (c) (i) (B) and (C) of the  Agreement  as  of  the  end  of
        the day   on  August 15, 1996    ........ $   35,000,000.00

    (b) The amount set forth in paragraph 7(a) above as a percentage of
        the Class A Interest.  .....................          10.00%

  8. Available Class B Credit Enhancement Amount.

  -------------------

    (a) The amount available to be drawn under the Class B Credit Enhancement pursuant to Sections 4.03 (c) (i) (G) and (H) of the Agreement as of the end of the day on August 15, 1996
        ........................................ $    26,950,000.00

    (b) The amount set forth in paragraph 8 above as a percentage of the
        Class B Interest.  .......................            77.00%

  9. The Pool Factor.

  -------------------

      The Pool Factor represents the ratio of the amount of the Class A Invested amount as of the end of the day on August 15, 1996 to the amount of the Class A Invested Amount as of the Closing Date. The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the Class A Certificateholder's
      Certificate by the Pool Factor ...........         1.00000000

      The Pool Factor represents the ratio of the amount of the Class B Invested amount as of the end of the day on August 15, 1996 to the amount of the Class B Invested Amount as of the Closing Date. The amount of a Class B Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the Class B Certificateholder's
      Certificate by the Pool Factor ...........         1.00000000

  10. The aggregate outstanding balance of Receivables that were delinquent by 30 to 59 days as of the close of business on the last day of the Due Period related to such Distribution
      Date ................................... $       9,505,902.68

  11. The aggregate outstanding balance of Receivables that were delinquent by 60 days or more as of the close of business on the last day of the Due Period related to such Distribution
      Date ................................... $      11,747,980.05




                      Greenwood Trust Company as Servicer


                                     By:
                                         --------------------------
                                     Title: Vice President, Director of
                                     Accounting and Treasurer

                          MONTHLY SERVICER CERTIFICATE

                           DISCOVER CARD TRUST 1991 D

                           --------------------------

                                  CREDIT CARD

                           PASS-THROUGH CERTIFICATES

                           --------------------------


      The undersigned , a duly authorized representative of Greenwood Trust Company ("Greenwood") , as Servicer pursuant to the Pooling
  and   Servicing   Agreement   dated  as  of  Oct.  1,  1991   (the
  "Pooling and Servicing Agreement" ) by and among Greenwood, Discover Receivables Financing Group Inc and Wilmington Trust Company , does hereby certify as follows:





     1. Greenwood is Servicer under the Pooling and Servicing Agreement.

     2. The undersigned is a Servicing Officer.

     3. The aggregate amount of Collections processed
        during the related Due Period was equal to .. $        92,718,244.92

     4. The  aggregate  amount of  Class A  Principal
        Collections  processed by the Servicer during
        the related Due Period is equal to .......... $        63,797,239.52

     5. The aggregate amount  of the Class A  Finance
        Charge  Collections processed by the Servicer
        during the related Due Period is equal to ... $         5,073,872.80

     6. The sum of all amounts payable to the  Class A
        Certificateholders on the current Distribution
        Date is equal to ............................ $                 0.00

     7. The  aggregate  amount of  Class B  Principal
        Collections  processed by the Servicer during
        the related Due Period is equal to .......... $         6,381,441.70

     8. The aggregate amount  of the Class B  Finance
        Charge  Collections processed by the Servicer
        during the related Due Period is equal to .. $            507,523.90

     9. The  amount  of  drawings  under  the  Class B
        Credit Enhancement required to be made on  the
        succeeding Drawing Date pursuant to
        (a)  Section 4.03(c)(i)(G) is equal to...... $                  0.00
        (b)  Section 4.03(c)(i)(H) is equal to...... $                  0.00
        (c)  Section 4.05 is equal to............... $                  0.00

    10. The sum of all amounts payable to the Class B
        Certificateholders on the current Distribution
        Date is equal to ........................... $                  0.00

    11. The total amount to be deposited in the Principal
        Funding Account on the related Distribution Date
        is equal to ................................ $                  0.00

    12. The total amount on deposit in the Principal
        Funding Account  (after giving effect to the
        deposit referred to in Item 11 above) will be
        equal to ................................... $                  0.00

    13. The total amount to be deposited in the Interest
        Funding Account on the related Distribution Date
        is equal to ................................ $          2,577,604.16

    14. The total amount on deposit in the Interest
        Funding Account  (after giving effect to the
        deposit referred to in Item 13 above) will be
        equal to ................................... $         10,310,416.64

    15. The Invested Amount as of the end of the current
        Distribution Date .......................... $        385,000,000.00

        (a)  for the Class A Certificateholders will be
             equal to .............................. $        350,000,000.00

        (b)  for the Class B Certificateholders will be
             equal to .............................. $         35,000,000.00

    16. Attached hereto is a true copy of the statement
        required to be delivered by the Servicer on the
        date  of   this  Certificate  to  the   Trustee
        pursuant to section 5.02.

       IN WHITNESS WHEREOF , the undersigned has duly executed and and delivered this certificate this day of August 15, 1996


                                          GREENWOOD TRUST COMPANY, as Servicer


                                          By:
                                              -------------------------------
                                          Title: Vice President, Director of
                                          Accounting and Treasurer

                            Greenwood Trust Company
                            Cash Collateral Account
                        Monthly Portfolio Status Report
                           Discover Card Trust 1991 D


                  Due Period Ending:                  07/31/96


 PORTFOLIO STATUS                                 LOSSES & DELINQUENCIES

                                           # of Accounts              Dollars

 Ending Total Outstanding                        653,301       476,880,882.69

 Total Principal Outstanding                         n/a       470,064,076.80

 Total Finance Charge Outstanding                    n/a         6,816,805.89

 Aggregate Investor Interest                         n/a       385,000,000.00

 Delinquencies (90 days or greater)                2,668         7,134,434.19
    % of Ending Total Outstanding                    n/a             1.496062%

 Investor Net Charge Offs                            n/a         1,442,747.02
 Annualized % of Investor Interest                   n/a             4.496874%

 Monthly Principal Payment Rate                      n/a            18.228229%


                                                          PAYMENTS & YIELD

 Principal Payments
 (Allocable to Investor Interest)                               70,178,681.22

 Finance Charges, Annual Fees & Late Fees
 (Allocable to Investor Interest)                                5,581,396.70

 Annualized Gross Yield to Investor                                 17.396561%